February 1, 2022
Board of Directors
Horace Mann Life Insurance Company
1 Horace Mann Plaza
Springfield, IL 62715
Re:	Horace Mann Life Insurance Company Separate Account Post-effective Amendment Number 21 Form N-4 (File Nos. 333-129284 and 811-1343)
Directors:
In my capacity as counsel to Horace Mann Life Insurance Company (the “Company”), an Illinois insurance company, I have participated in the review of Post-effective Amendment Number 21 to the registration statement on Form N-4 (File No.333-129284) filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of flexible premium variable annuity contracts (the “Contracts”) to be issued with respect to Horace Mann Life Insurance Company Separate Account (the “Account”). On the basis of such review and my examination of such documents and such law as I considered necessary, it is my opinion that:
1.	The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Illinois and is duly authorized by the Insurance Department of the State of Illinois to issue the Contracts.
2.	The Account is a duly authorized and existing separate account established pursuant to the provisions of the Illinois Insurance Code.
3.	To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other Contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.
4.	The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.
I hereby consent to the filing of this opinion as an exhibit to Post-effective Amendment No. 21 to the registration statement on Form N-4 for the Contracts and the Account.
Sincerely,
/s/ Danielle Eddings
Danielle Eddings Corporate Counsel, Horace Mann Life Insurance Company
The Horace Mann Companies    1 Horace Mann Plaza    Springfield, Illinois 62715-0001
217-789-2500    www.horacemann.com